Exhibit 10.19

Recording #311481

Book #386

Assigned to Valley Bank #6260

Book #667

L E A S E

THIS LEASE, made and entered into this 4th day of September, 1962, by and between the Trustees of FRATERNAL ORDER OF EAGLES, LAS VEGAS AERIE 1213, hereinafter called “Landlord,” and GOLDEN NUGGET, INC., a Nevada corporation, hereinafter called “Tenant.”

W I T N E S S E T H:

That Landlord, for and in consideration of the rents, covenants and agreements hereinafter mentioned to be paid, kept and performed by the Tenant, and subject to the reservations and conditions herein stated, does by these presents lease and let unto Tenant, and Tenant does hereby lease and take from the Landlord, for the term hereinafter specified and upon the terms, covenants and conditions, reservations and payments of rental herein mentioned and contained, certain premises hereinafter more fully described.

1.               PREMISES LEASED.

The premises leased hereunder are all of that certain real property situated in Clark County, Nevada, more particularly described as follows:

Lot 8, in Block 14 of Clark’s Las Vegas Townsite, City of Las Vegas, County of Clark, State of Nevada, including any portion of the alley or street that has been or may be vacated during the term of this lease.

2.               TERM.

The term of this lease is from August 1, 1962 until midnight August 31, 1975. Extended to 31 August 95 by attached letter.

3.                                        OPTIONS.

In the event Tenant shall well and faithfully complete all the covenants and conditions herein contained, the Tenant may, at its option, extend the term of said lease for an additional period of ten (10) years upon the same terms and conditions as herein provided; provided, however, that in the event the Tenant shall desire to exercise the option, it shall notify Landlord not less than ninety (90) days before the expiration of the term of this lease by notifying Landlord in writing of its intention to exercise said option.  In addition to the option herein provided to extend, Tenant may at its option, provided it shall well and faithfully complete the covenants and conditions herein contained, extend the term of this lease for additional periods of five (5) years after the expiration of the term herein upon giving the same notice upon the same terms and conditions as are therein provided, for additional periods of five (5) years up to and including August 31, 2025.

4.               LEGAL PROHIBITION OF GAMBLING.

That from and after September 1, 1975, in case the Legislature of the State of Nevada, City of Las Vegas, Nevada or other legal authority shall pass an Act, Ordinance, Law, Rule or Regulation prohibiting gambling in said premises in the manner in which same is now conducted, then in such event, Tenant shall have the right to terminate this lease by giving to Landlord thirty (30) days’ written notice of its intention so to terminate, and in the event of such termination, shall forfeit any advance rentals paid.  This paragraph shall be of no force and effect until September 1, 1975.

5.               BASIC RENTAL.

Tenant shall pay as basic rental the sum of Three Hundred Forty-Five Thousand Four Hundred Dollars ($345,000.00),

payable in monthly installments of Two Thousand Two Hundred Dollars ($2,200.00) per month, commencing August 1, 1962 and ending on August 31, 1975.  Ten (10) days’ grace shall be allowed for the payment of each installment of rent so as to allow for Sundays, holidays and oversights.

5a.  ADVANCE RENT.

Landlord acknowledges receipt of the sum of Five Thousand Dollars ($5,000.00) as and for advance rent.  Said Five Thousand Dollars ($5,000.00) shall apply on the last rent due Landlord under this lease.  If Tenant exercises its option or options to extend the term of this lease, then the said advance rent shall apply on the last rent due for the last option period exercised.

6.               ADDITIONAL RENTAL.

In addition to the rent above specified, Tenant covenants and agrees to pay Landlord monthly in advance on the first day of each and every month, beginning with the rent commencing on the 1st day of August, 1963, additional rent which shall be determined as follows:  Using as a base the Consumer Price Index for July, 1962 (the all-items index for the United States City Average Index) as calculated by the United States Department of Labor’s Bureau of Labor Statistics (the all-items index for the United States City Average Index) for the July period of the preceding rent year, the percent change in the price index to the preceding rent year from July, 1962, shall be computed by obtaining the ratio between the July, 1962, price index and the aforesaid price index for July of the preceding rent year (making appropriate adjustments, if needed, for any subsequent changes in index measurement or base period reference) and the percent change in the price index shall be applied to the monthly basic rental for the current annual rental.  The resultant dollar amount shall constitute the additional monthly rental for each month of the current annual rental, it being understood and agreed that at no time shall the monthly rental be less than $2,200.00, although as a result of the Consumer Price Index as is herein set forth, the rentals may fluctuate either upward or downward.

For the purpose of illustrating the manner in which the additional rent is to be computed, the following example is submitted and it is agreed that the method used in the example with be used by the parties hereto.

Examine the following facts:

Consumer Price Index for July, 1962,
(the all-items index for the U.S.
City Average Index)	=	100

Consumer Pride Index for July, 1963,
(the all-items index for the U.S.
City Average Index)	=	102

Consumer Price Index for July, 1964,
(the all-items index for the U.S.
City Average Index)	=	101

Additional rent from August 1, 1963, through July 31, 1964, would be $44.00 per month, which is 2% of $2,200.00.

Additional rent from August 1, 1964, through July 31, 1965, would be $22.00 per month, which is 1% of $2,200.00.

Throughout the term of this lease, Landlord shall give written notice to Tenant of such additional rental as shall be determined to be due for the current annual rental on or before the 10th day of the third month of the current annual rental, or within sixty (60) days of public release of said

Consumer Price Index by the United States Department of Labor for the last month of July of the preceding annual rental, whichever is later, and said notice shall set forth the Consumer Price Index (the all-items index for the United States City Average) as published by the Department for July preceding the termination of the current annual rental period and shall show computation of additional rental. Should Landlord give such notice within the time specified but after the due date for payment of additional rent for any month of the current rent year.  Tenant shall on the due date for the next monthly rental payment pay the additional monthly rental for the passed months of the current annual rental, as well as the basic and additional rental for the current month.

Failure by Landlord to give the aforesaid written notice within the time specified within any rent year shall not work a forfeiture and loss of additional monthly rental within the annual rental year for the months which shall have passed before the aforesaid written notice is given or for the remaining months of the current annual rental.

Errors in reporting said price indices or in computation of additional rental shall be subject to correction within the current annual rental to which the same apply, without prejudice to Landlord’s right to collect or Tenant’s duty to pay the same as corrected and with adjustments for the entire 12 months of the current annual rental period, and unless notice thereof be given before the end of the current annual rental, neither party is required to make any such corrections or adjustments for said year thereafter.

In the event the Department of Labor ceases to publish the same or substantially the same aforesaid price index during the basic or option terms of this lease, then and in such event only, the adjustment of rentals therein provided shall be made on the basis of such other comparable index of consumer retail prices as shall be then published by the United States Government or, if there be none, by the comparable index published by Standard & Poor’s.

In the event none of the foregoing indices are published, and unless the parties shall themselves be in agreement as to the amount of said adjustment and additional rental for the current annual rental, it is agreed that said matter be submitted to three arbitrators.  The Landlord shall choose one of such arbitrators, the Tenant another, and the two so chosen shall together choose a third.  The decision of the majority of the arbitrators shall be binding upon the parties hereto.

7.               TAXES AND ASSESSMENTS.

In addition to the cash rental, Tenant agrees to pay upon presentation of written statements therefor all City, County and State property taxes and assessments assessed against the above-described property, it being understood and agreed that during the fractional years this lease is in effect, the taxes for such years shall be prorated for the months of occupancy by Tenant.  The provisions of this paragraph as to proration of rent shall not be applicable to the first year of this lease, and all such taxes and assessments shall be paid by Tenant.

8.               DAMAGE BY FIRE OR THE ELEMENTS.

In the event all or a portion of said leased premises are destroyed by fire or the elements, Tenant shall repair said damages as expeditiously as possible, but in any event, Tenant shall commence said repairs prior to ninety (90) days from the date of such damage.

8a.  PROPORTIONATE PAYMENT OF RENT.

In the event only a portion of said premises be rendered untenable by virtue of fire or other damage by the elements, the Tenant shall pay rent in proportion to the amount of space remaining tenable; provided, however, full monthly installments of rent shall resume no later than ninety (90) days after the date that the premises were first damaged or destroyed by fire or the elements.

9.               REPAIRS.

During the term of this lease Tenant shall keep said premises in thorough repair and shall surrender them at the expiration of this lease in as good a condition as they were when leased, reasonable wear and tear excepted, and it is further agreed at the termination of this lease that Tenant will replace any of the concrete walls removed by Tenant on said premises.  Tenant shall not make or suffer any waste on the leased premises.

10.         ALTERATIONS.

Tenant shall have the right to make alterations in and about the premises.

11.         LIENS.

Tenant agrees to at all times save and keep the Landlord and the demised premises free and harmless of and from all liability on account of or in respect to any mechanics’ lien or liens in the nature thereof for work and labor done or materials furnished at the instance and request of the Tenant in, on, and about the demised premises; provided, however, that the Tenant shall have the right to contest the claim of such lien, in which event the Tenant shall, at its expense, furnish to the Landlord a sufficient surety bond executed by a reputable and responsible surety company in the amount of such claim of such lien conditioned upon the diligent prosecution of such defense and to hold the Landlord free and clear of all loss, costs, damages and expenses of every kind and nature arising either directly or indirectly out of the said contest, and pay any judgment that may be obtained forthwith upon the same being entered.

Tenant shall give Landlord written notice of any proposed major improvements to enable Landlord to have reasonable time to post Notice of Non-Responsibility, and Landlord may enter the premises for such purposes.

12.         HOLD HARMLESS.

Tenant covenants and agrees to save and hold the Landlord harmless from any and all claims of any kind whatsoever arising out of this lease or property or the use of the leased premises during the term hereof, and specifically covenants and agrees to defend at Tenant’s sole cost and expense any suits brought against the Landlord involving the use of the leased premises, except only any claims or suits involving the Landlord’s fee title to the leased premises.

13.         BANKRUPTCY, INSOLVENCY, ETC.

In the event Tenant shall at any time during the term

hereof become insolvent or be adjudicated a bankrupt, or assign over all of its estate or effects for the payment of its debts, or file a voluntary petition under Chapter X or XI of the National Bankruptcy Act, or under any similar or substituted provision of said Act which may be hereafter adopted, or in the event any execution or attachment shall issue against Tenant or any of the effects of Tenant and remain in force for a period of more than thirty (30) days, a receiver or trustee be appointed over the business, property or assets of Tenant, whereupon a public officer or agent shall be placed in charge of the demised premises, or any part or portion thereof, and shall so remain in charge for a period of thirty (30) days, or this lease shall, by operation of law, devolve upon or pass to any person or persons other than the personal representative or distributee of a deceased individual Tenant, then in any or either of such events, Landlord may at its option terminate this lease and the same shall become null and void and thereafter of no effect whatsoever.

14.                                  REMEDY UPON DEFAULT.

It is further understood and agreed by and between the parties hereto that in case the Tenant shall fail to pay said rent or any installment thereof at the times and in the amount and manner as hereinbefore mentioned when the same becomes due, or should it fail to keep or perform any of the covenants, agreements or conditions herein contained after Landlord shall have given Tenant thirty (30) days’ written notice of the failure to perform under any covenant, agreement or condition hereunder, on Tenant’s part to be kept or performed, then and in either of said events, the said Landlord, or its assigns, may at its option declare this lease forfeited and of no force and effect and may thereupon enter the said leased premises, using all necessary force so to do, and take possession thereof by action of forcible entry, or unlawful detainer, or use any and all of said remedies, or may enforce a cancellation of this lease.

15.         SURRENDER OF POSSESSION.

At the end or earlier termination of the lease term, or on the breach of any covenant or condition herein contained, Tenant shall surrender immediately possession of the leased premises and all buildings and improvements then on the same to Landlord.  If possession be not immediately surrendered, Landlord, with or without process of law, may forthwith re-enter said premises and repossess the same or any part thereof in the name of the whole or expel and remove therefrom, using such force as may be necessary, all persons and property except as provided for in this lease, without being deemed guilty of any unlawful act and without prejudice to any other legal remedy available to Landlord.

In such event, Landlord may relet the same as agent for Tenant, and Tenant shall remain liable for all damages which Landlord may sustain.

16.         WAIVER.

The waiver of either party of any of the covenants herein contained shall not be deemed a waiver of such party’s right to enforce the same as to other covenants.  The rights and remedies given to the parties hereunder shall be in addition to and not in lieu of any right or remedy provided by law.

17.         ATTORNEY’S FEES.

In the event any suit is brought by either party against the other to enforce any of the terms or provisions of this lease, or to collect any sum alleged to be due hereunder, or in the event that Landlord shall institute a suit for an unlawful detainer of said premises, then it is agreed that the successful party in such suit shall be entitled to attorney’s fees in a reasonable amount to be fixed by the court and included in any judgment in such action, as well as reasonable attorney’s fees in the event of an appeal.

18.         CORPORATE RESOLUTION.

Tenant agrees to furnish Landlord with a certified copy of a resolution of its Board of Directors authorizing the President or Vice President and Secretary of Tenant corporation to execute this lease, or ratifying its execution.

19.         DEFECTIVE CONDITION.

The Landlord shall not be liable to the Tenant or to any of its employees, directors or stockholders, or to any other person whomsoever, in any manner or to any extent whatsoever for injury that may result to person or property by reason of any defect in the construction or condition of the premises hereby demised, or from any other cause whatsoever.

20.         TIME.

Time is of the essence of each and all the terms and conditions herein contained.

21.         CAPTIONS.

The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

22.         INSURANCE.

Tenant covenants and agrees to maintain or cause to be maintained at all times during the terms of this lease public liability insurance in responsible insurance companies doing business in Nevada, under which Landlord shall be one of the insureds, properly protecting and indemnifying Landlord in an amount not less than $300,000.00 for injury to any one person (including death), not less than $500,000.00 for personal injuries in any one accident.  Tenant shall furnish the Landlord with a certificate or certificates of such insurance so maintained or cause to be maintained by Tenant.

Tenant further covenants and agrees to maintain or cause to be maintained at all times during the term of this lease, fire or extended coverage insurance to the extent of at least 80 per cent of the cost of replacement of the improvements on the leased premises or 80 per cent of the appraised value of the improvements on said leased premises whichever is the greater.

23.         USE.

That Tenant will not use said premises or any part thereof for any unlawful purpose whatever and will not conduct thereon, or permit to be conducted thereon, any unlawful occupation or business, and will, at all times in the use of said premises, comply with all City, County, State and Federal laws, ordinances, rules and regulations.

24.         INSPECTION.

That Landlord, or its Trustees, or agent or agents, may at any time during ordinary business hours, enter upon the premises leased, or any part thereof, for the purpose of inspection.

25.         UTILITIES.

That Tenant shall promptly pay, when due, all sewer, light, water, power, heat and other utilities used by it upon the premises hereby leased.

26.         ASSIGNMENT.

That Tenant may assign or sublease this lease or possession of the premises hereby leased, subject to all the terms and conditions of this lease, but in the event of such assignment or sublease, Tenant shall not be relieved of its obligations hereunder.

27.         BINDING EFFECT.

That this lease shall be binding upon the lawful assigned representatives and successors in interest of the respective parties hereto.

28.         PAYMENT OF RENT, NOTIFICATION OF SALE OR HYPOTHECATION.

The Tenant shall pay the rent above specified to Landlord by mailing a check therefor to the Landlord’s order at the Bank of Las Vegas [Valley Bank], or such other place as Landlord may from time to time direct.  The Landlord shall immediately notify Tenant of any sale or transfer of title or legal or equitable ownership of the premises or any hypothecation of the premises or rentals that may be due or that may hereafter become due to Tenant.

29.         NOTICES.

Any notices to be given to the parties may be delivered in person or may be sent by registered or certified mail,

addressed to the parties as follows:

If to Landlord:	Fraternal Order of Eagles
Washington and Bruce Streets
Las Vegas, Nevada

If to Tenant:	Golden Nugget, Inc.
P. O. Box 671
Las Vegas, Nevada

or to such other place as the parties may from time to time direct in writing.

30.         TERMINATION OF OLD LEASE.

The parties hereto presently have a lease on the above-described premises, and as soon as this lease becomes effective, it shall replace the existing lease upon the said premises.

IN WITNESS WHEREOF, the parties hereto have by their proper officers, duly authorized, caused these presents to be executed the day and year first above written.

GOLDEN NUGGET, INC.		FRATERNAL ORDER OF EAGLES LAS VEGAS AERIE 1213

By	/s/ G. C. Blaine	By	/s/ Chester Cobain
	President			Trustee
	(Corporate Seal)	By	/s/ C. W. Alpin
Trustee
By	/s/ A. W. Ham	By	/s/ Samuel Griffin
	Secretary			Trustee
	“Tenant”	By	/s/ Jerry Berry
Trustee
		By	/s/ W. Kelsey
Trustee
By
Trustee
By
Trustee

“Landlord”

STATE OF NEVADA	)
) SS:
COUNTY OF CLARK	)

On this 4th Day of September, 1962, before me, the undersigned Notary Public in and for said County and State, personally appeared                                , Chester Cobain, C. W. Alpin, Samuel Griffin, Jerry L. Berry, W. A. Kelsey,                                  ,                                 , and                                  , known to me to be the Board of Trustees of the FRATERNAL ORDER OF EAGLES, LAS VEGAS AERIE 1213, that executed the foregoing instrument, and upon oath did depose that they are the Trustees of said FRATERNAL ORDER OF EAGLES as above designated; that they are acquainted with the seal of said corporation and that the seal affixed to said instrument is the corporate seal of said corporation as indicated after said signatures; and that the said corporation executed the said instrument freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS My hand and official seal.

/s/ Frances Eleanor Ellis
Notary Public in and for said County and State

My Commission Expires:
June 23, 1963

STATE OF NEVADA	)
) SS:
COUNTY OF CLARK	)

On this 12th day of September, 1962, before me, the undersigned Notary Public in and for said County and State, personally appeared G. C. Blaine and A. W. Ham, known to me to be the President and Secretary, respectively of GOLDEN NUGGET, INC., the corporation that executed the foregoing instrument, and upon oath did depose that they are the officers of said corporation as above designated; that they are acquainted with the seal of said corporation and that the seal affixed to said instrument is the corporate seal of said corporation; that the signatures to said instrument were made by the officers of said corporation as indicated after said signatures; and that the said corporation executed the said instrument freely and voluntarily and for the uses and purposes therein mentioned.

/s/ Charles J. Hirsch
Notary Public in and for said
County and State

(Notarial Seal)

My Commission Expires: